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                                                                    EXHIBIT 23.5




                   CONSENT OF THE CHAFFE & ASSOCIATES, INC.



       We consent to the inclusion in the Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 of our opinion to the Board of Directors of Delta Bank & Trust Company to be dated July 8, 1996, and to be included as Appendix C to the Proxy Statement/Prospectus, and to the references to our firm in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                    CHAFFE & ASSOCIATES, INC.


                                By: /s/ G.F. Gay LeBreton
                                    ---------------------
                                    G.F. Gay LeBreton
                                    Vice President



New Orleans, Louisiana

July 2, 1996